                                                                    EXHIBIT 1.1


                                6,600,000 Shares

                                 FIRST BANCORP.

     7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E

                             UNDERWRITING AGREEMENT


                               September 25, 2003


UBS FINANCIAL SERVICES INCORPORATED OF PUERTO RICO
As lead underwriter of the several Underwriters named in Schedule 1
American International Plaza, PH
250 Munoz Rivera Avenue
San Juan, Puerto Rico 00918

Ladies and Gentlemen:

         FIRST BANCORP., a corporation organized under the laws of Puerto Rico (the "Company"), proposes to sell to you and the other underwriters named in
Schedule 1 (collectively, the "Underwriters"), for whom you are acting as representative (the "Representative"), an aggregate of 6,600,000 shares (the "Firm Shares") of the Company's 7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E to be issued by the Company (the "Preferred Stock"). The Company also has agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 984,000 shares of Preferred Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b) hereto. The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

         The Company hereby confirms its agreements with the Representative and the other Underwriters as follows:

         1.       Agreement to Sell and Purchase.

                  (a) On the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Representative for the account of the Underwriters, and the
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                                       2


Representative agrees to purchase from the Company on behalf of the Underwriters, at a purchase price of $24.15 per share, the number of Firm Shares set forth above, plus such additional number of Firm Shares which the Underwriters may become obligated to purchase pursuant to Section 9 hereof.

                  (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the Representative as agent of the Underwriters, to purchase the Option Shares at the same price per share as the Representative shall pay for the Firm Shares on behalf of the Underwriters. The Option may be exercised only to cover overallotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time and from time to time on or before the thirtieth (30th) day after the date of this Agreement (or on the next business day if the thirtieth (30th) day is not a business day), upon notice (the "Option Shares Notice") in writing or by telephone (confirmed in writing) by the Representative to the Company no later than 5:00 p.m., New York City time, at least two (2) and no more than five (5) business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Representative for the account of the Underwriters the number of Option Shares set forth in the Option Shares Notice and Representative will purchase on behalf of the Underwriters such number of Option Shares as is set forth in the Option Shares Notice and will allocate the Option Shares purchased among the Underwriters in such manner as the Representative, in its sole discretion, deems necessary and advisable. The term "business day" as used in this Agreement means any day in which banks are open for business in both New York and Puerto Rico.

         2. Delivery and Payment. Delivery of the Firm Shares shall be made to the Representative for the accounts of the Underwriters at the office of Adsuar Muniz Goyco & Besosa, P.S.C., counsel to the Underwriters, Westernbank World Plaza, 268 Munoz Rivera Ave., Suite 1400, San Juan, P.R. 00918, or such other place as may be agreed upon by the Company and the Representative, against payment of the purchase price by wire transfer of immediately available funds to the bank account designated by the Company. Such payment shall be made at 10:00 a.m., New York City time, on the third (3rd) full business day following the date of this Agreement, or at such other time on such other date, not later than seven (7) business days after the date of this Agreement, as may be agreed upon by the Company and the Representative (such date is hereinafter referred to as the "Closing Date"). Time shall be of the essence and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

         To the extent the Option is exercised, delivery of the Option Shares against payment by the Representative on behalf of the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.
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                                       3


         Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representative shall request at least two (2) business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least twenty-four (24) hours prior to the Closing Date or the Option Closing Date, as the case may be.

         Notwithstanding the other provisions of this Section 2, if transactions in the Shares can be settled through the facilities of the Depository Trust Company ("DTC"), payment for and delivery of the Shares will be made through the facilities of DTC.

         The cost of original issue tax stamps, if any, in connection with the issuance, sale and delivery of the Firm Shares and Option Shares by the Company to the Representative for the account of the Underwriters shall be borne by the Company. The Company will pay and save the Representative and the Underwriters and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal, state or Commonwealth of Puerto Rico stamp or other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance, sale or delivery to such Underwriter of the Firm Shares or Option Shares.

         3. Representations and Warranties of the Company. The Company represents, warrants and covenants to the Representative and to each Underwriter that:

                  (a) The Company and the Shares meet the requirements for the use of Form S-3 under the Securities Act of 1933 (the "Act") and the rules and regulations promulgated thereunder (the "Rules and Regulations"), and the Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement (as defined below) on such form, including a basic prospectus, for registration under the Act of the offering and sale of the Shares. The Company may have filed one or more amendments thereto, and may have used one or more prospectus supplement(s), each of which has previously been furnished to you. Such Registration Statement, as so amended, has become effective. The offering of the Shares is a delayed offering pursuant to Rule 415 of the Rules and Regulations. Although the basic prospectus may not include all the information with respect to the Shares and the offering thereof required by the Act and the Rules and Regulations to be included in the prospectus supplement(s), the basic prospectus includes all such information required by the Act and the Rules and Regulations to be included therein as of the Effective Date (as defined below). The Company will next file with the SEC pursuant to Rules 415 and 424(b)(2) or (5) of the Rules and Regulations one or more prospectus supplement(s). As filed, such prospectus supplement(s) shall include all required information with respect to the Shares and the offering thereof and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representative prior to the Closing Date or, to the extent not completed at the Closing Date, shall contain only such specific additional
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                                       4


information and other changes as the Company has advised you, prior to the Closing Date, will be included or made therein.

                  (b) The term "Registration Statement" means the initial registration statement filed by the Company with respect to the Shares at the time it became effective (the "Effective Date"), and the registration statement filed by the Company on September 24, 2003 registering additional Shares pursuant to Rule 462(b) of the Rules and Regulations, including all financial statements and schedules and all exhibits, documents incorporated therein by reference, and all information contained in the basic prospectus, any preliminary prospectus(es) and any final prospectus supplement(s) filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations and including any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations (a "Rule 462 Registration Statement") increasing the size of the offering. The term "Prospectus" means the basic prospectus relating to the Shares as filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations, and includes any preliminary and final prospectus supplement(s). References herein to any document or any other information incorporated by reference in the Registration Statement shall include documents or other information incorporated by reference in the Prospectus. References herein to the Prospectus shall be deemed to include all documents and information incorporated by reference therein and shall be deemed to refer to and include any documents and information filed after the date of such Prospectus, as the case may be, and so incorporated by reference, under the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

                  (c) On the date that the Prospectus was first filed with the SEC pursuant to Rule 424(b), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the SEC, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the SEC any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply with all applicable provisions of the Act and the Rules and Regulations and did or will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the SEC and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative specifically for inclusion in the Registration Statement, the Prospectus or any amendment or supplement thereto. There are no contracts or other documents required to be filed as exhibits to the Registration Statement by the Act or the
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                                       5


Rules and Regulations that have not been so filed. The documents which are incorporated by reference in the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the SEC, as the case may be, complied in all material respects with the requirements of the Act and the Rules and Regulations or the Exchange Act and the rules and regulations thereunder, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the SEC, conform in all material respects with the requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations thereunder, as applicable.

                  (d) The Company has filed a Registration Statement with the SEC in compliance with Rule 462(b) of the Rules and Regulations prior to the date of this Agreement, and the Company at the time of filing, either paid to the SEC the filing fee for such Rule 462(b) Registration Statement or gave irrevocable instructions for the payment of such fee pursuant to Rule 111(b) of the Rules and Regulations.

                  (e) The only directly or indirectly controlled subsidiaries of the Company (each, a "Subsidiary" and collectively, the "Subsidiaries") are FirstBank Puerto Rico, First Federal Financial Corp., First Leasing and Rental Corporation, FirstBank Insurance Agency, Inc., FirstBank Insurance Agency V.I., Inc. and First Trade, Inc. Except as set forth in the Prospectus or as acquired in connection with the exercise of its rights as a creditor, or pursuant to a bona fide collateral pledge arrangement, neither the Company nor any Subsidiary owns, nor at the Closing Date and the Option Closing Date, will own an interest in any corporation, partnership, trust, joint venture or other business entity other than passive, non-controlling equity investments permitted under the applicable laws and regulations. The Company has been and, at the Closing Date and Option Closing Date, will be duly organized and validly existing as a corporation under the laws of the Commonwealth of Puerto Rico and is and, at the Closing Date and Option Closing Date, will be in good standing with the Commonwealth of Puerto Rico. The Company is treated as a bank holding company under the Bank Holding Company Act of 1956 (the "BHCA") and is and, at the Closing Date and Option Closing Date will be in good standing with the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Each of the Subsidiaries is and, at the Closing Date and Option Closing Date, will be, respectively, a commercial bank, a finance company, a leasing and rental company, an insurance agency, an insurance agency and a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and are duly authorized to conduct therein their respective businesses. Each of the Company and its Subsidiaries is and, at the Closing Date and the Option Closing Date, will be duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business or use of its property and assets makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the
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                                       6


condition, financial or otherwise, or the earnings, prospects results of operations or business affairs of the Company and its Subsidiaries taken as a whole (each, a "Material Adverse Effect").

                  (f) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to any preemptive or similar rights. The Shares to be issued and sold by the Company will be, upon such issuance and payment therefor, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights. The Company has, and, upon completion of the sale of the Shares, will have, an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The description of the securities of the Company in the Registration Statement and the Prospectus is, and at the Closing Date and, if later, the Option Closing Date, will be, complete and accurate in all respects. No holders of securities of the Company are entitled to have such securities registered under the Registration Statement, except where such rights have been waived.

                  (g) The consolidated financial statements and the related notes of the Company included in the Registration Statement or incorporated therein by reference and the Prospectus present fairly the financial condition of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations, and cash flows of the Company and its Subsidiaries for the periods covered thereby, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the entire periods involved. PricewaterhouseCoopers LLP (the "Accountants"), who have reported on those of such financial statements and related notes which are audited, are independent accountants with respect to the Company and its Subsidiaries within the meaning of the Act and the applicable Rules and Regulations.

                  (h) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (i) Except as set forth in the Registration Statement and Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and, if later, the Option Closing Date, (i) there has not been, and will not have been, any Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries has entered into, or will have entered into any material transactions other than pursuant to this Agreement, and (iii) the Company has not, and will not have, paid or declared any dividends or other distributions of any kind on any class of its capital stock, except for the payment or declaration of quarterly dividends on the Company's common stock (the
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                                       7


"Common Stock") and payment or declaration of monthly dividends on its outstanding series of preferred stock, both in the ordinary course of its business.

                  (j) The Company and each of its Subsidiaries have good and marketable title to all properties and assets described in the Registration Statement, including the documents incorporated by reference therein, and the Prospectus, as owned by it, free and clear of all liens, security interests, restrictions, pledges, encumbrances, charges, equities, claims, easements, leases and tenancies (collectively, "Encumbrances") other than those described in the Registration Statement, or in the documents incorporated by reference therein, and the Prospectus or those that will not materially affect the value of such properties and assets or will not interfere with the use made and proposed to be made of such properties and assets. The Company and each of its Subsidiaries have valid, subsisting and enforceable leases for the properties and assets described in the Registration Statement or in the documents incorporated by reference therein, and the Prospectus as leased by them, free and clear of all Encumbrances, other than those described in the Registration Statement or in the documents incorporated by reference therein, and the Prospectus or those that will not materially affect the value of such properties and assets or will not interfere with the use made and proposed to be made of such properties and assets.

                  (k) The Company and its Subsidiaries are not required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (l) Except as set forth in the Registration Statement, or incorporated therein by reference, and the Prospectus, there are no actions, suits, arbitrations, claims, governmental or other proceedings (formal or informal), or investigations pending or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries, or any directors, officers or shareholders of the Company or any of its Subsidiaries in their respective capacities as such, or any of the properties or assets owned or leased by the Company or any of its Subsidiaries, before or by any Federal, state or Commonwealth of Puerto Rico court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign (collectively, a "Governmental Body"), wherein an unfavorable ruling, decision or finding would have a Material Adverse Effect and would be required to be disclosed in the Registration Statement and the Prospectus. Neither the Company nor any Subsidiary is in violation of, or in default with respect to, any law, rule, or regulation, or any order, judgment, or decree, except as described in the Prospectus or such as in the aggregate do not now have and can reasonably be expected in the future not to have a Material Adverse Effect; nor is the Company or any Subsidiary presently required under any order, judgment or decree to take any action in order to avoid any such violation or default.

                  (m) The Company and each of its Subsidiaries have and, at the Closing Date and the Option Closing Date, will have all governmental licenses, permits, consents, orders, approvals, franchises, certificates and other authorizations (collectively, "Licenses") necessary to carry on their respective businesses, except where the failure to have such licenses would not have a Material Adverse Effect, and own or lease their respective properties as contemplated in
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                                       8


the Registration Statement and the Prospectus. The Company and each of its Subsidiaries have and, at the Closing Date and the Option Closing Date will have, complied with all laws, regulations and orders applicable to it or its business, assets and properties, the violations of which would, individually or in the aggregate, not now have, or could reasonably be expected in the future to have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, nor, at the Closing Date and the Option Closing Date, will be in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which they are a party or by which their respective properties are bound or affected, the violation of which would individually or in the aggregate have a Material Adverse Effect. There are no governmental proceedings or actions pending or to be threatened for the purpose of suspending, modifying or revoking any License held by the Company and its Subsidiaries.

                  (n) No consent, approval, authorization or order of, or any filing or declaration with, any Governmental Body is required for the consummation of the transactions contemplated by this Agreement or in connection with the issuance and sale of the Shares by the Company, except such as have been obtained and such as may be required under state or Commonwealth of Puerto Rico securities or blue sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares to be sold hereby.

                  (o) The Company has full power (corporate and other) and authority to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by applicable laws. Except as disclosed in the Registration Statement and the Prospectus, the execution, delivery and the performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the Certificate of Incorporation or By-laws of the Company, in each case as amended, or (ii) any contract or other agreement to which the Company or any of its Subsidiaries is a party or by which it or any of the respective assets or properties are bound or affected, the violation of which would individually or in the aggregate have a Material Adverse Effect, or (iii) any judgment, ruling, decree, order, law, statute, rule or regulation of any Governmental Body applicable to the Company or any of its Subsidiaries or their respective businesses or properties, the violation of which would individually or in the aggregate have a Material Adverse Effect.

                  (p) No statement, representation, or warranty made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representative was or will be, when made, inaccurate, untrue or incorrect in any material respect. Each certificate signed by an officer of the Company and delivered to the Representative or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  (k) Neither the Company nor any of its directors, officers or affiliates has taken, nor will he, she or it take, directly or indirectly, any action designed, or which might reasonably be expected in the future, to cause or result in, under the Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise.

                  (r) The Shares have been approved for listing on the New York Stock Exchange ("NYSE"), subject only to notice of issuance.

                  (s) Neither the Company nor any of its Subsidiaries is involved in any collective labor dispute with its employees nor is any such dispute threatened or imminent.

                  (t) Neither the Company nor any of its Subsidiaries nor, to the Company's best knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds of the Company or any Subsidiary in violation of any law, rule or regulation which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                  (u) The business, operations and facilities of the Company and its Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state, or the Commonwealth of Puerto Rico or political subdivision thereof, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where failure to so comply would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources). The intended use and occupancy of each of the facilities owned or operated by the Company and its Subsidiaries complies in all material respects with all applicable codes and zoning laws and regulations, and there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect adversely affect the size of, use of, improvements on, construction on, or access to such facilities.

                  (v) The Company and each of its Subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any failure to file that would not have a Material Adverse Effect.

                  (w) The deposit accounts of FirstBank Puerto Rico, a Subsidiary of the Company ("FirstBank") are insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") to the legal maximum, and no proceeding for the termination or revocation of such insurance is pending or threatened. FirstBank is a member in good standing of the Federal Home Loan Bank of New York.

                  (x) None of the Company, FirstBank, their affiliates, or, to the Company's knowledge, any of their respective directors or officers is subject to any order or directive of, or party to any agreement with, any regulatory agency having jurisdiction with respect to its business or operations except as disclosed in the Prospectus.

         4. Agreements of the Company. The Company covenants and agrees with each of the several Underwriters as follows:

                  (a) The Company will not, during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representative within a reasonable period of time prior to the filing thereof and the Representative shall not have objected thereto in good faith.

                  (b) The Company will notify the Representative promptly, and will confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, that in the judgment of the Company makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the SEC relating to the Company, the Registration Statement or the Prospectus. If at any time the SEC shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Company will prepare the Prospectus in a form approved by the Representative and will file such Prospectus pursuant to Rule 424(b) under the Act not later than the SEC's close of business on the second business day following the execution and delivery of this Agreement.

                  (c) If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Representative thereof and, subject to Section 4(b) hereof, will prepare and file with the SEC, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

                  (d) The Company will furnish to the Representative, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representative, without charge, for transmittal to each of the other Underwriters, copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

                  (e) The Company will comply with all the provisions of all undertakings contained in the Registration Statement.

                  (f) From time to time for such period as the Prospectus is required by the Act to be delivered, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representative may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or in the Registration Statement in order to make any statement therein not misleading, or if it is necessary to supplement or amend the Prospectus or the Registration Statement to comply with law, the Company will forthwith prepare and duly file with the SEC an appropriate supplement or amendment thereto, and deliver to each of the Underwriters, without charge, such number of copies thereof as the Representative may reasonably request.

                  (g) Prior to any public offering of the Shares by the Underwriters, the Company will cooperate with the Representative and its counsel in connection with the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Representative may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                  (h) During the period of five (5) years commencing on the Closing Date, the Company will furnish to the Representative and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representative and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the SEC.

                  (i) The Company will make generally available to holders of its securities, as soon as may be practicable, but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Closing Date falls, a consolidated earnings statement (which need not be audited but shall be in reasonable detail) for a period of twelve (12) months commencing after the Closing Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

                  (j) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under "Use of Proceeds."

                  (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

         5.       Expenses.

                  (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representative, all costs and expenses incidental to the performance of the obligations of the Company under this Agreement, including, but not limited to, costs and expenses of or relating to
(i) the preparation, printing and filing by the Company of the Registration Statement and amendments and exhibits thereto, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (iv) the listing of the Shares on the NYSE, (v) any filings required to be made by the Underwriters with the NASD,
(vi) the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions designated pursuant to
Section 4(h) and the preparation and printing of preliminary, supplemental and final blue sky memoranda, (vii) counsel and accountants to the Company, and
(viii) the transfer agent for the Shares.

                  (b) If the transactions contemplated by this Agreement are not consummated or if this Agreement is terminated by the Company pursuant to any of the provisions hereof, the Company will reimburse the Representative for all of its accountable out-of-pocket fees and expenses (including the fees, disbursements and other charges of its counsel) incurred by it in connection herewith.

         6. Conditions of the Obligations of the Underwriters. The obligations of each Underwriter hereunder are subject to the following conditions:

                  (a) All filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made. If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations, the Company has filed the Rule 462(b) Registration Statement by 10:00 p.m., Washington D.C. time, on the date of this Agreement.

                  (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the SEC, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction shall be in effect, and no proceeding for such purpose shall be pending before or threatened or contemplated by the SEC or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the SEC or any such authorities shall have been complied with to the satisfaction of the staff of the SEC or such authorities, and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representative and the Representative did not object thereto in good faith, and the Representative shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of the foregoing clauses (i), (ii) and (iii).

                  (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a Material Adverse Effect whether or not arising from transactions in the ordinary course of business, and (ii) the Company and its Subsidiaries shall not have sustained any material loss or interference with its business, assets or properties from fire, explosion, flood or other casualty, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus.

                  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers, directors or shareholders in their capacities as such, or any of its assets or properties, before or by any Governmental Body in which litigation or proceeding an unfavorable ruling, decision or finding would result in a Material Adverse Effect.

                  (e)      Each of the representations and warranties of the

Company contained herein shall be true and correct at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been fully performed, fulfilled or complied with.

                  (f) The Representative shall have received an opinion, dated the Closing Date and the Option Closing Date, from Fiddler Gonzalez & Rodriguez, P.S.C., counsel for the Company in a form and substance reasonably satisfactory to counsel for the Underwriters.

                  (g) The Representative shall have received an opinion, dated the Closing Date and the Option Closing Date, from Adsuar Muniz Goyco & Besosa, P.S.C., counsel to the Underwriters, which opinion shall be satisfactory in all respects to the Representative.

                  (h) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Representative a letter, dated the date of its delivery (the "Original Comfort Letter"), addressed to the Representative and in form and substance satisfactory to the Representative, to the effect that:

                  (i) they are independent accountants within the meaning of the Act and the applicable Rules and Regulations;

                  (ii) in their opinion, the consolidated financial statements of the Company and its Subsidiaries audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the Rules and Regulations with respect to registration statements on Form S-3;

                  (iii) on the basis of procedures set forth in detail in such letter, nothing has come to their attention (as of a date not more than five (5) business days prior to the date of the delivery of such letter) as a result of the foregoing procedures that caused them to believe that: (1) the unaudited consolidated interim financial statements, if any, incorporated by reference in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder; (2) any material modifications should be made to the unaudited consolidated interim financial statements, if any, incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles; (3) (i) at the date of the latest available interim financial data and at a specified date not more than five (5) business days prior to the date of delivery of the Original Comfort Letter there was any change in the capital stock, notes payable, advances from the Federal Home Loan Bank, or federal funds purchased and securities sold under agreements to repurchase or any decreases in the consolidated stockholders' equity (only as to the latest interim financial data) of the Company and its Subsidiaries as compared with amounts shown in the June 30, 2003 balance sheet incorporated by reference in the Registration Statement and (ii) for the period from the latest interim financial statements incorporated by reference in the Registration Statement, to the latest interim financial data available which should be no later than forty (40) days prior to the date of delivery of the Original Comfort Letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net interest income, other income, income before taxes or in the total or per share amounts of net income, except in all instances for changes or decreases which the Registration Statement discloses have occurred or may occur, or they shall state any specific changes or decreases; and

                  (iv) the information set forth under the captions "Prospectus Summary - Summary Financial Data," "Preliminary Prospectus Summary - Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends," "Recent Developments," "Capitalization," "Selected Financial Data,", "Description of Capital Stock," "Preliminary Prospectus Summary - The Company", "About First BanCorp." and "Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends," which is expressed in dollars (or percentages derived from such dollar amounts) and has been obtained from accounting records which are subject to the internal controls of the Company's accounting system or which has been derived directly from such accounting records and analysis or computations, is in agreement with such records or computations.

                  At the Closing Date and, as to the Option Shares, at the Option Closing Date, the Accountants shall have furnished to the Representative a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Comfort Letter, that nothing has come to their attention during the period from the date of the Original Comfort Letter referred to in the prior sentence to a date (specified in the letter) not more than five business days prior to the Closing Date or the Option Closing Date, as the case may be, which would require any change in the Original Comfort Letter if it were required to be dated and delivered at the Closing Date or the Option Closing Date, as the case may be.

                  In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement, as amended as of the date hereof.

                  (i) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representative an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representative, to the effect that to the best of their knowledge:

                  (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and
                  (A) as of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and
                  (B) since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect;

                  (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects; each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

                  (iii) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or any amendment thereto or the Prospectus has been issued, and no proceedings for that purpose have been instituted or, to the Company's best knowledge, are threatened or contemplated by the SEC.

                  (j) The Shares shall be qualified for sale in such states and possessions as the Representative may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

                  (k) Prior to the Closing Date, the Shares shall have been accepted for listing on the NYSE, subject only to official notice of issuance.

                  (l) The Company shall have furnished to the Representative such certificates, letters and other documents, in addition to those specifically mentioned herein, as the Representative may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

                  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representative. The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

         7.       Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which they, or any of them, may become subject under the Act or other Federal, state or Commonwealth of Puerto Rico statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the SEC or any securities association or securities exchange (each, an "Application"), or (iii) the omission or alleged omission to state in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, each Underwriter and each such other person for any legal or other expenses reasonably incurred by such Underwriter or such other person in connection with investigating defending or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability is based solely upon an untrue statement or omission or alleged untrue statement or omission in any of such documents made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative on behalf of any Underwriter expressly for inclusion therein. This indemnity agreement will be in addition to any liability that the Company might otherwise have. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Underwriter and each such other person from all liability arising out of such claim, action, suit or proceeding.

                  (b) Each Underwriter will indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signed the Registration Statement against any losses, claims, damages or liabilities (or actions in respect thereof) to which the Company and any such director, officer or controlling person may become subject under the Act or other federal, state or Commonwealth of Puerto Rico statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or any Application, or material fact required to be stated therein or (ii) the omission or the alleged omission to state in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company and any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. The Company acknowledges that, for all purposes under this Agreement, the statements set forth under the heading "Underwriting" constitute the only information relating to any Underwriter furnished in writing to the Company by the Representative on behalf of the Underwriters expressly for inclusion in the Registration Statement or the Prospectus. This indemnity agreement will be in addition to any liability that each Underwriter might otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party or parties under this Section 7, notify such indemnifying party or parties of the commencement thereof, but the omission so to notify the indemnifying party or parties will not relieve it or them from any liability which it or they may have to any indemnified party under the foregoing provisions of this Section 7 or otherwise unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against an indemnified party and it notifies an indemnifying party or parties of its commencement, the indemnifying party or parties against which a claim is made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate counsel (in addition to the fees and expenses of local counsel necessary in connection with any such proceedings) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representative in the case of paragraph (a) of this Section 7, representing the indemnified parties under paragraph (a) who are parties to such action or actions), or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of the indemnifying party, unless such indemnified party waived its rights under this Section 7 in which case the indemnified party may effect such a settlement without such consent.

                  (d) If the indemnification provided for in the foregoing paragraphs of this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the offering of the Shares or (ii) if, but only if, the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the indemnifying party or parties on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Representative on behalf of the Underwriters, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities (or actions in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the total underwriting discounts and commissions received by it with respect to the Shares purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act will have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, will have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made under this Section 7(d), notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation(s) it or they may have hereunder or otherwise than under this paragraph (d) or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                  (e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters,
(ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

                  (f) In no case shall the indemnification provided in this Section 7 be available to protect any person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his obligations or duties hereunder, or by reason of its or his reckless disregard of its or his obligations and duties hereunder.

         8. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing
Date), by notice to the Company from the Representative, without liability on the part of any Underwriter to the Company if, prior to delivery and payment for the Firm Shares (or the Option Shares, as the case may be), in the sole judgment of the Representative, (i) trading in the Company's Common Stock or any series of Preferred Stock or securities generally shall have been suspended by the SEC or by the NYSE, (ii) minimum or maximum prices shall have been established for the Company's Common Stock or any series of Preferred Stock or securities generally on the NYSE, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such market or exchange or by order of the SEC or any court or other Governmental Authority, (iii) a general banking moratorium shall have been declared by the United States, New York State, or Commonwealth of Puerto Rico authorities, or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus. Any termination pursuant to Section 8 shall be without liability of any party to any other party except as provided in Sections 5(a) and 7.

         9. Default of Underwriters. If one or more Underwriters default in their obligations to purchase Firm Shares or Option Shares hereunder and the aggregate number of such Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten (10%) percent or less of the aggregate number of Firm Shares or Option Shares to be purchased by all of the Underwriters at such time hereunder, the other Underwriters may make arrangements satisfactory to the Representative for the purchase of such Shares by other persons (who may include one or more of the nondefaulting Underwriters, including the Representative), but if no such arrangements are made by the Closing Date or the related Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Shares or Option Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Shares that is more than ten (10%) percent of the aggregate number of Firm Shares or Option Shares, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representative are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the nondefaulting Underwriters, including the Representative) of the Shares with respect to which such default occurs, this Agreement will terminate without liability on the part of any nondefaulting Underwriter and the Company other than as provided in
Section 10 hereof. In the event of any default by one or more Underwriters as described in this Section 9, the Representative shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, for not more than seven (7) business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Shares or Option Shares, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 9. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

         10. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers, and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person referred to in Section 7 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         11. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered:

                  (a)      If to the Company, to:

                                    First BanCorp.
                                    1519 Ponce de Leon Ave., Penthouse Floors
                                    San Juan, Puerto Rico 00908
                                    Attention: Annie Astor de Carbonell,
                                    Senior Executive Vice President and
                                    Chief Financial Officer

                           With a copy to:

                                     Fiddler Gonzalez & Rodriguez, P.S.C.
                                     Banco Bilbao Vizcaya, Bldg, 6th Floor
                                     254 Munoz Rivera Avenue
                                     San Juan, Puerto Rico 00918
                                     Attention: Aurelio Emanuelli Freese, Esq.

                  (a)      If to the Underwriters, to:

                                     UBS Financial Services Incorporated
                                     of Puerto Rico
                                     American International Plaza,
                                     Penthouse Floor
                                     250 Munoz Rivera Avenue
                                     San Juan, Puerto Rico 00918
                                     Attention: Jose G. Arias,
                                     Managing Director

                           With a copy to:

                                     Adsuar Muniz Goyco & Besosa, P.S.C.
                                     Westernbank World Plaza
                                     268 Munoz Rivera Avenue, Suite 1400
                                     San Juan, Puerto Rico 00918
                                     Attention: Fernando Goyco-Covas, Esq.

         Any such notice shall be effective only upon receipt. Any notice under
Section 7 or 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

         12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Company, and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 7 of this Agreement shall also be for the benefit of directors, officers, employees and agents of, and any person or persons who control, any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 7 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares from any Underwriter shall be deemed a successor because of such purchase. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party.

         13. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PUERTO RICO, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

         14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty other than those set forth in this Agreement has been made or relied upon by either party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.


                                Very truly yours,

                                FIRST BANCORP.


                                By: /s/ Annie Astor-Carbonell
                                   --------------------------------------------
                                Name: Annie Astor-Carbonell
                                Title: Senior Executive Vice President
                                       and Chief Financial Officer

Confirmed as of the date first above
mentioned:

UBS FINANCIAL SERVICES
INCORPORATED OF PUERTO RICO


By: /s/ Carlos V. Ubinas
   ----------------------------------
Name: Carlos V. Ubinas
Title: Executive Vice President


By: /s/ Jose G. Arias
   ----------------------------------
Name: Jose G. Arias
Title: Managing Director


Acting on its behalf and as lead
underwriter of the several Underwriters
named in Schedule 1 hereof.

                                   SCHEDULE 1

                                  UNDERWRITERS


UBS Financial Services Incorporated of Puerto Rico

Santander Securities Corporation

BBVA Capital Markets of Puerto Rico, Inc.

R-G Investments Corporation

Brean Murray & Co., Inc.